UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

May 30, 2006
Date of Report (Date of earliest event reported)

Commission File Number: 000-27743

PAC-WEST TELECOMM, INC.
(Exact name of registrant as specified in its charter)

California (State or other jurisdiction of incorporation or organization)	68-0383568 (I.R.S. Employer Identification No.)
1776 W. March Lane, Suite 250 Stockton, California (Address of principal executive offices)	95207 (Zip Code)

(209) 926-3300
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On May 30, 2006, Pac-West Telecomm, Inc. (the “Company”), Pac-West Telecom of Virginia, Inc., PWT Services, Inc., and PWT of New York, Inc. (collectively, the “Borrowers”) entered into a Third Amendment to Loan and Security Agreement (the “Amendment”) with Comerica Bank (the “Bank”), which amends that certain Loan and Security Agreement, dated as of November 9, 2005, by an between the Borrowers and the Bank (as amended, the “Loan and Security Agreement”).

The Amendment provides in part that the Borrowers shall not be required to comply with the financial covenants set forth in Sections 6.7(a) (Adjusted Quick Ratio), 6.7(c) (Debt Service Coverage Ratio) and 6.7(d) (Total Liabilities to Effective Tangible Net Worth) of the Loan and Security Agreement during the period commencing on May 1, 2006 through and including June 30, 2006. The Amendment was entered into following receipt from the Bank by the Company on May 11, 2006 of a waiver covering the Borrowers non-compliance with the financial covenants set forth in Sections 6.7(a) and 6.7(d) of the Loan and Security Agreement. In addition, the Amendment provides that Borrowers may request additional credit extensions under the Loan and Security Agreement once the Borrowers are in pro forma compliance with Sections 6.7(a), 6.7(c) and 6.7(d).

The Company does not currently expect to regain compliance with the financial covenants set forth in Sections 6.7(a) (Adjusted Quick Ratio) and 6.7(d) (Total Liabilities to Effective Tangible Net Worth) of the Loan and Security Agreement on or prior to June 30, 2006, the last day Borrower’s obligation to comply with such covenants is waived under the Amendment. As such, the Company expects that it will be necessary to request from the Bank an additional waiver under, and/or negotiate with the Bank an additional amendment to, the Loan and Security Agreement to provide the Company additional time to comply, and/or reduce the burden of complying, with these financial covenants for periods after June 30, 2006. There can be no assurances that the Bank will agree to such a request.

If the Company is not in compliance with one or more of the financial covenants after June 30, 2006 and the Bank is unwilling to grant a waiver or enter into an amendment that relieves the Borrowers’ obligation to comply with these financial covenants, the Bank will have available to it all of the remedies provided for under the Loan and Security Agreement, including the right to accelerate, or declare due and payable, all outstanding amounts under the Loan and Security Agreement, which is currently about $10.5 million. As of March 31, 2006, the Company had $22.7 million in cash and cash equivalents.

Item 9.01  Financial Statements and Exhibits

(d) Exhibits.

10.1
Third Amendment to Loan and Security Agreement dated as of May 30, 2006, by and between Comerica Bank and Pac-West Telecomm, Inc., Pac-West Telecom of Virginia, Inc., PWT Services, Inc., and PWT of New York, Inc.

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on is behalf by the undersigned, herunto duly authorized.

PAC-WEST TELECOMM, INC.
(Registrant)

Dated: June 5, 2006

By:_____________________________

Michael Sarina
Vice President Finance

INDEX TO EXHIBITS

10.1
Third Amendment to Loan and Security Agreement dated as of May 30, 2006, by and between Comerica Bank and Pac-West Telecomm, Inc., Pac-West Telecom of Virginia, Inc., PWT Services, Inc., and PWT of New York, Inc.